Exhibit 99.1

AcelRx Announces Exclusive Distribution and Promotion Partnership for DSUVIA®

AcelRx expands DSUVIA commercial opportunity with an established, leading partner to advance surgical care

(REDWOOD CITY, Calif.) July 23, 2020—AcelRx Pharmaceuticals, Inc. (Nasdaq: ACRX), a specialty pharmaceutical company, today announced an agreement to market DSUVIA®, a sublingual opioid tablet in a single-dose applicator, within the dental and oral surgery markets in the United States exclusively through Zimmer Biomet’s Dental division. The agreement expands the U.S. availability of the non-invasive, sublingual analgesic for use by dental healthcare professionals in medically supervised settings who currently use injectable opioids for surgical analgesia.

DSUVIA is indicated for use in adults in certified medically supervised healthcare settings for the management of acute pain severe enough to require an opioid analgesic, and for which alternative treatments are inadequate. DSUVIA manages acute pain during procedures with its unique pharmacokinetic profile, which avoids the high peak plasma levels and short duration of action observed with bolus IV administration. The single dosage-strength tablet administered sublingually mitigates potential clinical issues such as dosage miscalculations or IV administration challenges.

“We are proud to be partnering with Zimmer Biomet to provide DSUVIA as an option for acute pain management in adults during oral surgeries,” said Vince Angotti, CEO of AcelRx Pharmaceuticals. “This strategic alliance with an established and reputable partner with a strong, solution-based sales network enables AcelRx to support dental professionals and their care of patients during the millions of oral surgeries in the United States each year. This partnership, together with other ongoing business development activities and the recent military Milestone C approval, are evidence of the continued execution on our strategy to build long-term value.”

DSUVIA is expected to be available for order by certified dental and oral surgeons exclusively through Zimmer Biomet in the United States after satisfaction of applicable licensing requirements.

About DSUVIA (sufentanil sublingual tablet), 30 mcg
DSUVIA®, known as DZUVEO™ in Europe, approved by the FDA in November 2018, is indicated for use in adults in certified medically supervised healthcare settings, such as hospitals, surgical centers, and emergency departments, for the management of acute pain severe enough to require an opioid analgesic, and for which alternative treatments are inadequate. DSUVIA was designed to provide rapid analgesia via a non-invasive route and to eliminate dosing errors associated with intravenous (IV) administration. DSUVIA is a single-strength solid dosage form administered sublingually via a single-dose applicator (SDA) by healthcare professionals. Sufentanil is an opioid analgesic previously only marketed for IV and epidural anesthesia and analgesia. The sufentanil pharmacokinetic profile when delivered sublingually avoids the high peak plasma levels and short duration of action observed with IV administration. The European Commission approved DZUVEO for marketing in Europe in June 2018 and the Company is currently in discussions with potential European marketing partners. For more information, please visit www.DSUVIA.com.

LIMITATIONS OF USE

Not for home use or for use in children. Discontinue treatment with DSUVIA before patients leave the certified medically supervised healthcare setting. Not for use for more than 72 hours.

The use of DSUVIA beyond 72 hours has not been studied. Only to be administered by a healthcare provider. Because of the risks of addiction, abuse, and misuse with opioids, even at recommended doses, reserve DSUVIA for use in patients for whom alternative treatment options [e.g., non-opioid analgesics or opioid combination products]: have not been tolerated, or are not expected to be tolerated; have not provided adequate analgesia, or are not expected to provide adequate analgesia.

The Full Prescribing Information for DSUVIA contains the following Boxed Warning:

WARNING: ACCIDENTAL EXPOSURE AND DSUVIA REMS PROGRAM; LIFE-THREATENING RESPIRATORY DEPRESSION; ADDICTION, ABUSE, AND MISUSE; CYTOCHROME P450 3A4 INTERACTION; and RISKS FROM CONCOMITANT USE WITH BENZODIAZEPINES OR OTHER CNS DEPRESSANTS

Accidental Exposure and DSUVIA Risk Evaluation and Mitigation Strategy (REMS) Program: Accidental exposure to or ingestion of DSUVIA, especially in children, can result in respiratory depression and death. Because of the potential for life-threatening respiratory depression due to accidental exposure, DSUVIA is only available through a restricted program called the DSUVIA REMS Program. DSUVIA must only be dispensed to patients in a certified medically supervised healthcare setting. Discontinue use of DSUVIA prior to discharge or transfer from the certified medically supervised healthcare setting.

Life-Threatening Respiratory Depression: Serious, life-threatening, or fatal respiratory depression may occur with use of DSUVIA. Monitor for respiratory depression, especially during initiation of DSUVIA.

Addiction, Abuse, and Misuse: DSUVIA exposes patients and other users to the risks of opioid addiction, abuse, and misuse, which can lead to overdose and death. Assess each patient’s risk prior to prescribing DSUVIA, and monitor all patients regularly for the development of these behaviors or conditions.

Cytochrome P450 3A4 Interaction: The concomitant use of DSUVIA with all cytochrome P450 3A4 inhibitors may result in an increase in sufentanil plasma concentrations, which could increase or prolong adverse drug reactions and may cause potentially fatal respiratory depression. In addition, discontinuation of a concomitantly used cytochrome P450 3A4 inducer may result in an increase in sufentanil plasma concentration. Monitor patients receiving DSUVIA and any CYP3A4 inhibitor or inducer.

Risks From Concomitant Use With Benzodiazepines Or Other CNS Depressants: Concomitant use of opioids with benzodiazepines or other central nervous system (CNS) depressants, including alcohol, may result in profound sedation, respiratory depression, coma, and death. Reserve concomitant prescribing for use in patients for whom alternative treatment options are inadequate. Limit dosages and durations to the minimum required. Follow patients for signs and symptoms of respiratory depression and sedation.

IMPORTANT SAFETY INFORMATION

DSUVIA is contraindicated in patients with significant respiratory depression; acute or severe bronchial asthma in an unmonitored setting or in the absence of resuscitative equipment; known or suspected gastrointestinal obstruction, including paralytic ileus; and known hypersensitivity to sufentanil or components of DSUVIA.

DSUVIA contains sufentanil, a Schedule II controlled substance. As an opioid, DSUVIA exposes users to the risks of addiction, abuse, and misuse. Potential serious adverse events caused by opioids include addiction, abuse, and misuse, life-threatening respiratory depression, neonatal withdrawal syndrome, risks of concomitant use or discontinuation of cytochrome P450 3A4 inhibitors and inducers, risks from concomitant use with benzodiazepines or other CNS depressants, risk of life threatening respiratory depression in patients with chronic pulmonary disease or in elderly, cachectic, or debilitated patients, adrenal insufficiency, severe hypotension, risks of use in patients with increased intracranial pressure or impaired consciousness, gastrointestinal disorders and seizure disorders. DSUVIA should be used with caution in patients with severe liver or kidney impairment.

This is not a complete list of risks associated with DSUVIA. For additional Important Safety Information please see full Prescribing Information at www.DSUVIA.com.

About AcelRx Pharmaceuticals, Inc.

AcelRx Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in medically supervised settings. AcelRx's proprietary, non-invasive sublingual formulation technology delivers sufentanil with consistent pharmacokinetic profiles. AcelRx has one approved product in the U.S., DSUVIA® (sufentanil sublingual tablet, 30 mcg), known as DZUVEO™ in Europe, indicated for the management of acute pain severe enough to require an opioid analgesic for adult patients in certified medically supervised healthcare settings, and one product candidate, Zalviso® (sufentanil sublingual tablet system, SST system, 15 mcg), an investigational product in the U.S., is being developed as an innovatively designed patient-controlled analgesia (PCA) system for reduction of moderate-to-severe acute pain in medically supervised settings. DZUVEO and Zalviso are both approved products in Europe.

For additional information about AcelRx, please visit www.acelrx.com.

Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to the commercial opportunity of AcelRx’s agreement with Zimmer Biomet and the anticipated timing of the availability of DSUVIA to certified dental and oral surgeons. These and any other forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied by such statements, including the risk that AcelRx may not experience the expected benefits from the commercial opportunity and Zimmer Biomet may be unable to acquire the necessary licenses. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, those described in AcelRx's annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. AcelRx's SEC reports are available at www.acelrx.com under the "Investors" tab. Except to the extent required by law, AcelRx undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Media Contacts:	Investor Contacts:
Theresa Dolge, Evoke	Raffi Asadorian, CFO, AcelRx
215-928-2748	investors@acelrx.com
theresa.dolge@evokegroup.com

Jessica Ross, Evoke	Brian Korb, Solebury Trout
215-928-2346	646-378-2923
jessica.ross@evokegroup.com	investors@acelrx.com